Exhibit 3.1(i)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

NOVOSTE CORPORATION

Pursuant to Section 607.1007 of the Florida Business Corporation Act, Novoste Corporation, a Florida corporation (the “Corporation”), certifies that:

1.        The original Articles of Incorporation of the Corporation were filed with the Department of State on January 8, 1987, were amended by the Articles of Amendment to the Articles of Incorporation filed on May 8, 1992, were further amended by Articles of Amendment to the Articles of Incorporation filed on January 25, 1995, were again amended by Articles of Amendment to the Articles of Incorporation filed on July 27, 1995 and were then amended by Articles of Amendment to the Articles of Incorporation filed on December 19, 1995;

2.        In accordance with the provisions of Sections 607.0821 and 607.0704 of the Florida Business Corporation Act, these Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Corporation pursuant to an unanimous written consent dated as of March 29, 1996, and by the holders of outstanding stock of the Corporation having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, pursuant to a written consent dated as of March 29, 1996, with notice to those shareholders who have not consented in writing;

3.        The Articles of Incorporation of the Corporation are amended as follows:

a.         The first two sentences of the opening paragraph of Article III of the Articles of Incorporation are amended to authorize 30,000,000 shares of capital stock, of which 25,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $0.01 per share;

b.        Article III of the Articles of Incorporation is further amended to authorize the issuance by the Board of Directors of the Corporation of shares of Preferred Stock from time to time in one or more series and for such consideration (and with such voting powers, designations, preferences and rights) as the Board may determine;

c.         Article III of the Articles of Incorporation is further amended to reflect the elimination of a previously authorized and issued series of Common Stock designated as Class B Common Stock, as well as the voting powers, designations, preferences and rights thereof;

d.        Article IV of the Articles of Incorporation is deleted and a new Article IV is added relating to the number and terms of office of Directors of the Corporation;

e.         Article V of the Articles of Incorporation is deleted and a new Article V is added which provides for limitation of the liability of directors of the Corporation;

f.         Article VI of the Articles of Incorporation is deleted and a new Article VI is added which provides for indemnification by the Corporation of persons, including directors, officers, employees and agents of the Corporation;

g.        Article VII of the Articles of Incorporation is deleted and a new Article VII is added which eliminates the right of the shareholders to take action without a meeting;

h.        A new Article VIII is added to the Articles of Incorporation relating to the name and address of the registered agent and of the Corporation; and

i.          A new Article IX is added to the Articles of Incorporation relating to the principal office and mailing address of the Corporation.

4.        The foregoing amendments to the Articles of Incorporation were duly adopted by the shareholders of the Corporation; and

5.        There are no discrepancies between the provisions of the Articles of Incorporation, as amended, and the provisions of these Amended and Restated Articles of Incorporation other than the inclusion of the foregoing amendments which were adopted pursuant to Sections 607.1003 and 607.1004 of the Florida Business Corporation Act, and the omission of matters of historical interest.

The text of the Articles of Incorporation of the Corporation is restated with the amendments described above, effective as of the date of filing with the Department of State, to read as follows:

ARTICLE I NAME

The name of the corporation is Novoste Corporation (the “Corporation”).

ARTICLE II PURPOSE

The Corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

ARTICLE III CAPITAL STOCK

1.        Authorized Capital Stock. The number of shares of capital stock which this Corporation shall be authorized to have outstanding at any time is 30,000,000, of which 25,000,000 shares shall be Common Stock with a par value of $0.01 per share, and 5,000,000 shares shall be Preferred Stock with a par value of $0.01 per share, all of which shares shall be issued fully paid and nonassessable.

2.        Preferred Stock. The Board of Directors of the Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including but not limited to dividend rights, dividend rate conversion rights, and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3.        Common Stock. None of the shares of the Common Stock shall be entitled to any preference over any other shares of such stock. The Common Stock is subject to all of the powers, rights and preferences of the respective series of the Preferred Stock as such may, from time to time, be established by resolution for the Board of Directors. Subject to the foregoing provisions of this Article III with respect to the Preferred Stock, such dividends, payable in cash, stock or otherwise, as may be determined by the Board of Directors, may be declared and paid on the Common Stock from time to time out of funds lawfully available therefore. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after such preferential rights, if any, upon liquidation as are possessed by holders of shares of any series of Preferred Stock shall have been satisfied, the remaining net assets of this Corporation shall be distributed pro rata to the holders of shares of the Common stock and the holders of shares of any series of the Preferred Stock that do not possess preferential rights upon such liquidation, dissolution or winding up.

4.        No preemptive rights shall exist for holders of Common stock or other securities of the Corporation with respect to the issuance, distribution, or sale of additional shares of Common Stock or other securities of the Corporation.

ARTICLE IV DIRECTORS

1.        The number of directors of the Corporation constituting the entire Board of Directors shall be not less than six or more than twelve. The Board of Directors shall determine from time to time the number of directors who shall constitute the entire Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

2.        The Board of Directors shall be divided into three classes, Class I, Class II and Class III, the number of and class for each director to be determined by the Board of Directors (with the number of directors in each class being as nearly equal as possible). No class shall include less than two nor more than four directors. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office whether or not a quorum is present, or by the affirmative vote of the holders of a majority of the shares of capital stock present in person or represented by proxy at a duly convened meeting of shareholders (excluding for purposes of calculating the number of votes cast, broker non-votes and abstentions). Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Directors elected to fill a newly created directorship or other vacancies shall be classified and hold office as provided by statute.

3.        The terms of office of the representative classes of directors initially classified shall be as follows: (1) Class I shall expire at the Annual Meeting of Shareholders to be held in 1997; (2) Class II shall expire at the Annual Meeting of Shareholders to be held in 1998; and (3)

Class III shall expire at the Annual Meeting of Shareholders to be held in 1999. At each Annual Meeting of Shareholders after the aforementioned initial classification, the successors to directors whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until a successor shall have been duly elected and shall have qualified.

ARTICLE V LIMITATION OF DIRECTOR LIABILITY

1.        No director shall be personally liable for monetary damages to the Corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstances under which the liability provisions of section 607.0834 of the Florida Business Corporation Act are applicable, (iv) in a proceeding by or in the right of the Corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the Corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the Corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

2.        For purposes of this Article V, the term “recklessness” means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

ARTICLE VI INDEMNIFICATION

1.        Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) (a) who is or was a director or officer of the Corporation, (b) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity, or (c) who is or was serving at the request of the Corporation as its representative in the position of a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any such future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decision), against any fine, liability, cost or expense, including attorney’s fees asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, which indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

2.        Costs, charges and expenses (including attorney’s fees) incurred by a person referred to in Section 1 of this Article VI in defending a civil or criminal suit, action or proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt, in the case of an officer or director, of an undertaking to repay all amounts so advanced in the event it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article VI, and upon satisfaction of such other conditions as are required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided). Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors may deem appropriate.

3.        If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in Section 1 of this Article VI to the fullest extent permitted by any applicable portion and to the fullest extent permitted by law.

ARTICLE VII SHAREHOLDER ACTION

No action required or permitted by the Florida Business Corporation Act to be taken at an annual or special meeting of shareholders may be taken by the shareholders of the Corporation without such a meeting.

ARTICLE VIII REGISTERED AGENT AND OFFICE

The street address of the registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301; and the name of the registered agent of the Corporation at that address is The Prentice Hall Corporation System Inc.

ARTICLE IX PRINCIPAL OFFICE AND MAILING ADDRESS

The address of the principal office and mailing address of the Corporation is 4350-C International Blvd., Norcross, Georgia 30093.

IN WITNESS WHEREOF, the undersigned have made, subscribed and acknowledged these Amended and Restated Articles of Incorporation this 28th day of May, 1996.

/s/ Thomas D. Weldon

Thomas D. Weldon President

/s/ Cheryl R. Johnson

Cheryl R. Johnson Secretary

CERTIFICATE OF DESIGNATION OF

REGISTERED AGENT/REGISTERED OFFICE

PURSUANT TO THE PROVISIONS OF SECTION 607.0501 OR 617.0501, FLORIDA STATUTES, THE UNDERSIGNED CORPORATION, ORGANIZED UNDER THE LAWS OF THE STATE OF FLORIDA, SUBMITS THE FOLLOWING STATEMENT IN DESIGNATING THE REGISTERED OFFICE/REGISTERED AGENT, IN THE STATE OF FLORIDA.

1.        The name of the corporation is: Novoste Corporation

2.        The name and address of the registered agent and office is:

The Prentice Hall Corporation System, Inc.
(Name)

1201 Hays Street
(P.O.Box not acceptable)

Tallahassee, FL 32301
(City/State/Zip)

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statues relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

(Signature)

Judith S. Blancett, Asst. Secy.

DIVISION OF CORPORATIONS, P. O. BOX 6327, TALLAHASSEE, FL